UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2024

HUBILU VENTURE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-55611	47-3342387
(Commission File Number)	(I.R.S. Employer Identification No.)

205 S. Beverly Drive, Suite 205
Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

310-308-7887

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	HBUV	OTC Pink Sheet
Preferred	N/A	N/A

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, the general economic climate; the supply of and demand for real properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or the costs may be greater than anticipated and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

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Item 1.01 Entry into a Material Definitive Agreement.

(a) On July 2, 2024, Hubilu Venture Corporation (“Hubilu”), entered into an Investment Agreement (“Agreement”) with Gula World, a Wyoming Corporation, Gula Health Inc, a Wyoming Corporation, and Gaya Ventures Inc, a Florida Corporation (3 Corporations together are referenced by “Gula”), for Hubilu to purchase an equity stake, and revenue share, in Gula.

The foregoing description of the acquisition of the Gula Agreement and the transaction contemplated thereby contained herein is qualified in its entirety by reference to the Gula Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition of Assets.

(a) On July 2, 2024, Hubilu closed on the acquisition and revenue share Agreement with Gula. The acquisition was for investment of Thirty-Two Thousand, Nine Hundred and Forty Dollars ($32,940.00) into Gula for a Four (4%) percent Non-Diluted Ownership Interest (“NDOI”) in Gula. Also included are any and all assets and axillary products and companies that are owned, planned or may arise from Gula operations. NDOI to be sold by Gula and Hubilu be issued and receive Stock in Gula, deemed immediate upon affect of the Agreement, as follows: Gaya Ventures Inc issued Hubilu 4,000,000 Common Shares at $0.50 cents par per share. Gaya Ventures Inc issued Hubilu 4 Preferred Shares at $1.00 par per share. Gula Heath Inc issued Hubilu 400,000 Preferred Shares at $0.50 cents par per share. Gula World issued Hubilu 400,000 Common Shares at $1.50 cents par per share. Hubilu will not receive voting rights for its’ NDOI as per this section (a). Hubilu has the right to purchase an additional 13% NDOI in Gula from Gula over the next five-month period as follows:

$32,940 invested August 1, 2024 = 4% NDOI

$24,705 invested September 1, 2024 = 3% NDOI

$24,705 invested October 1, 2024 = 3% NDOI

$12,352.50 invested November 1, 2024 = 1.5% NDOI

$12,352.50 invested December 1, 2024 = 1.5% NDOI

If Gula issues any Stock before December 1, 2024, to any party (“Third Party”) besides Hubilu, Gula will issue Stock to Hubilu of at least Hubilu’s ownership interest at time Gula issued Stock to Third Party. In event Hubilu invests total of $140,000 in Gula by December 1, 2024 as per (a), Hubilu will be issued Stock equal to 17% of the Stock issued to Third Party.

(b).

1. Hubilu will be entitled to 50% of all sales generated from “Gift a Friend” or similar named link that generates customer contact information to Gula as part of checkout of any sales and/or services by Gula to said customer, net of cost of product ready for shipping from said sales plus shipping costs of said product, and/or cost of service. (“GAF”)

2. Alternatively, Hubilu may elect Stock in Gula, non-diluted, equal to 50% of the percentage that sales from (sales generated from GAF plus all sales to persons introduced through GAF), contribute to the gross sales of Gula. This percentage of ownership in Gula received in Stock can increase, but never decrease and this Stock will include voting rights. Sales and/or Percentage are calculated on a quarterly basis. Hubilu can choose to alternate election of (b).1 or (b).2, at Hubilu’s discretion.

The foregoing description of the acquisition of the Gula Agreement and the transaction contemplated thereby contained herein is qualified in its entirety by reference to the Gula Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2024	HUBILU VENTURE CORPORATION

	By:	/s/ David Behrend
	Name:	David Behrend
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Short Form and Equity Stakes Agreement and Exhibits among Hubilu Venture Corporation and Gula World, a Wyoming Corporation, Gula Health Inc, a Wyoming Corporation, and Gaya Ventures Inc, a Florida Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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